Exhibit 24.1

POWER OF ATTORNEY

July 21, 2016

We, the undersigned officers and directors of WEC Energy Group, Inc. (the “Company”), hereby severally constitute and appoint Allen L. Leverett, Scott J. Lauber, and James A. Schubilske, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, a Registration Statement on Form S-8 relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) 1,881,000 shares of the Company’s common stock, par value $.01 per share, for issuance under the WEC Energy Group Retirement Savings Plan and (ii) 19,000 shares of the Company’s common stock, par value $.01 per share, for issuance under the WEC Energy Group Limited Retirement Savings Plan (the “Registration Statement”), and any and all amendments to the Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to said Registration Statement and any and all amendments thereto.

Signatures and Titles:

/s/ Allen L. Leverett	/s/ Curt S. Culver
Allen L. Leverett, President and Chief Executive Officer and Director – Principal Executive Officer	Curt S. Culver, Director

/s/ Scott J. Lauber	/s/ Thomas J. Fischer
Scott J. Lauber, Executive Vice President and Chief Financial Officer – Principal Financial Officer	Thomas J. Fischer, Director

/s/ William J. Guc	/s/ Paul W. Jones
William J. Guc, Vice President and Controller – Principal Accounting Officer	Paul W. Jones, Director

/s/ John F. Bergstrom	/s/ Gale E. Klappa
John F. Bergstrom, Director	Gale E. Klappa, Non-Executive Chairman and Director

/s/ Barbara L. Bowles	/s/ Henry W. Knueppel
Barbara L. Bowles, Director	Henry W. Knueppel, Director

/s/ William J. Brodsky	/s/ Ulice Payne, Jr.
William J. Brodsky, Director	Ulice Payne, Jr., Director

/s/ Albert J. Budney, Jr.	/s/ Mary Ellen Stanek
Albert J. Budney, Jr., Director	Mary Ellen Stanek, Director

/s/ Patricia W. Chadwick
Patricia W. Chadwick, Director